SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS
                   ----------------------------------------------

        SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS, hereinafter "Agreement and Release", made as of this 29th day of November by and between

   Connecticut Natural Gas Corporation (the "Company") and Donato P. Lauria ("Lauria").

        WHEREAS, Lauria has been an employee of the Company since June 19, 1970, and

        WHEREAS, the Company and Lauria, hereinafter referred to from time to time as the "parties" to this Agreement and Release, wish to mutually terminate their relationship and all prior agreements and understandings between them, and to settle and forever resolve any and all disputes,

   differences, and claims which may exist between them except as specified herein, without either party admitting any of the claim of the other party,

   or in any way admitting any liability to the other party;
        NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties have agreed and hereby agree as follows:
       1. Lauria's employment with the Company has been terminated effective

   October 31, 1993.
        2. The Company, in consideration of the waiver and compromise of any and all claimed contract and other alleged rights, including without limitation rights under the Company's benefit packages and personnel policies, and the release of all claims except as provided herein, shall pay salary for 72 weeks with payment being made in eighteen equal monthly payments commencing November, 1993. Payment will go to his estate in the event of death.

       3. The Company will pay Lauria a lump sum amount of $5,800 to offset expenses to be incurred regarding Lauria's TRASOP distribution, payment to be made within 10 days after delivery of the fully executed agreement as referred to in #18.

      4. Any payments that might have been due under the 1994 and 1995 distributions under the Restricted Stock Plan are rescinded in accordance with the plan document.


       5. Effective October 31, 1993, the medical, dental and vision coverages cease. The Company will make available, in accordance with COBRA, for 18 months, those same medical, vision, and dental benefits retroactive to November 1, 1993 if Lauria elects coverage within the prescribed election period. The cost for such coverage is 102% of the Company's premium cost, payable by Lauria. However, the Company will reimburse Lauria for said cost, on a monthly basis along with the payments made in 2 above, for the lesser of 18 months or until Lauria accepts other employment and is eligible for such benefits. All other life, long-term disability, savings plan, pension plan, sickness benefits, vacation, and holiday and other benefits and services available to active employees are not available for continuation and will be discontinued effective October 31, 1993. This

   Agreement does not affect and is not a waiver of any rights or benefits Lauria or his heirs are currently entitled to under the pension plan,

   savings plan, COBRA, LTD insurance and life insurance conversion rights, or the rights accruing under this Agreement, or a waiver of any rights or benefits under the pension and/or savings plans which may become available to him at some future date as a former employee with benefits accrued under the plan.
        6. Lauria will have the right to exercise options available to an officer at time of termination regarding the continuation of split dollar life insurance or surrendering of the contracts under which he is covered.

   Lauria will be paid his cash surrender values should he surrender the contracts.

        7. The Company shall offer two outplacement consulting firms to Lauria, from which he may select the offered service program of one firm.

   The Company will provide this service at its expense until Lauria is offered and accepts other employment suitable to his educational background, work experience and skills. Lauria shall have until June 1, 1994 to elect one of the programs.

        8. Lauria will return his Company provided vehicle upon executing this agreement. The Company will make available to Lauria the purchase of his company assigned vehicle. The sales price will be the lesser of the remaining book value or market value. Such election must be made and payment received by January 1, 1994. Lauria will be paid a lump sum to rent a vehicle of comparable value to the present company car for a period of two months.

        9. Should any person or business with whom Lauria seeks employment contact the Company for a reference regarding Lauria, the Company will adhere to its existing policy of only confirming his employment and describing his responsibilities which he performed during his period of employment by the Company. Furthermore, Lauria agrees that he will not make any public statement which is derogatory of the Company or any of its officers or employees. The Company will not make reference to the circumstances regarding his termination.

        10. Lauria, on behalf of himself and his heirs, executors, administrators and assigns, hereby remises, releases, and forever discharges the Company, and its affiliates, including but not limited to, Connecticut Natural Gas Corporation, their Board of Directors and any member of former member thereof, its employees and any former employee thereof, their agents and consultants, from any and all rights, claims,

   demands, controversies, damages, actions, causes of action, suits, judgments, promises, administrative claims or actions, sums or money,

   executions and liabilities of every kind and character whatsoever, in law or in equity, including but not limited to any and all claims or demands arising out of Lauria's employment by the Company and any alleged employment agreement or understanding with the Company including any rights under Company's personnel policies, which Lauria and his heir, executors, administrators, or assigns ever had, or now possess, or hereafter can,

   shall or may have against the Company, and its affiliates, including but not limited to Connecticut Natural Gas Corporation, their Board of

   Directors and any member or former member thereof, their employee or any former employee thereof, their agents, and consultants; and all such rights, claims, demands, controversies, damages, actions, causes of action, suits, judgments, promises, administrative claims or actions, sums of money, execution and liabilities of any and every kind and character whatsoever, in law or in equity, as aforesaid, are hereby remised released,

   satisfied, terminated, and forever discharged by Lauria on behalf of himself and his heirs, executors, administrators and assigns, including but not limited to, any claims under Title Vll of the Civil Rights Act of 1964 ,as amended, the Age Discrimination in Employment Act, S.1981 of the Civil

   Rights Act of 1866, as amended, the Equal Pay Act of 1963, the
   Rehabilitation Act of 1973, the Americans with Disabilities Act, as such laws may have been amended from time to time, and any other state, local, or federal equal employment opportunity or labor law statute, regulation,

   or ordinance, including but not limited to Conn. Gen. State S.46a-60 et seq., up to and including the date of this agreement and except as otherwise specified in this agreement.

        11. The Company agrees to indemnify Lauria to the extent permitted or required by Section 33-320a of the Connecticut General Statutes and the

   Company's Directors and Officers Liability insurance policy.
        12. Lauria represents and agrees that he will not disclose the terms,

   amount and fact of this Agreement and Release and shall keep this Agreement completely confidential except that he may discuss these matters with his immediate family, his attorney, and financial advisors to insure compliance with Federal or State laws (i.e. taxes, unemployment compensation or unless required by compulsory law including but not limited to litigation or matters pertaining to the dissolution of marriage, provided they agree to keep these matters confidential and not disclose them to
        13. This Agreement and~Release contains the whole understanding of the parties and supersedes all prior oral and written representations and agreements (including without limitation employee handbooks, policies,

   etc.) between the parties and Lauria and any Company officer, director or employee or former officer, director or employee, staff members, agent,

   designee, or consultant as to the subject matter hereof, and may not be varied except in writing executed by all parties.

        14. All agreements, documents or instruments that are binding on either party and are in conflict with any of the terms or provisions of this Agreement and Release are hereby modified and amended, without the requirement of any formal action to so modify or amend, to the same extent as if such agreements, documents or instruments were formally modified or amended in accordance with the requirements contained therein for making such modifications or amendments and no further action needs to be taken to so modify or amend them.

        15. This Agreement and Release shall be construed, and all of the rights, powers and liabilities of the parties hereunder shall be determined, in accordance with the laws of the State of Connecticut.
        16. This Agreement and Release shall be executed in at least two counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement and Release to produce or account for more than one counterpart.

        17. The Company informs Lauria that he has a period of at least twenty-one (21) days to consider this Separation Agreement and Release before signing it. He also has a seven day period after it is signed to revoke it.

        18. When this Separation Agreement and Release is signed by both parties, Lauria shall take possession of this original and it shall remain in Lauria's possession and control for a period of not less than seven (7) days. After at least seven (7) days from the signing have passed, but only upon Lauria delivering the fully executed original of this Separation Agreement and Release to the Company, will the provisions of this agreement be effective.
        19. Lauria agrees that he has been provided this document and has had the opportunity to review it with counsel (if he so chooses) and enters into this Separation Agreement and Release voluntarily, of his own free will and without coercion or undue influence. For a period of seven days following the execution of this agreement, Lauria may revoke this

   Separation Agreement and Release. This Separation Agreement and Release shall not become effective or enforceable until the revocation period has expired.


   PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.




   Date:     11/29/93
        ----------------------------


   Accepted and Agree:

   By:  Donato P. Lauria
        ----------------------------


   Date:     11/29/93

        ----------------------------


   For the Company:
   By:  Frank H. Livingston

        ----------------------------
   Its: Vice President

        ----------------------------

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